UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2010

BSD MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10783 (Commission File Number)	75-1590407 (IRS Employer Identification No.)

2188 West 2200 South
Salt Lake City, Utah  84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, BSD Medical Corporation, (the “Company”) received notification from Paul F. Turner requesting that he not be nominated for reelection as a Director of the Company at the Company’s next annual meeting of shareholders, which will be held on February 2, 2011.  Mr. Turner has served as a Director of the Company since 1994 and in various capacities with the Company as an employee and executive officer since 1978.  The Company recognizes and appreciates Mr. Turner’s significant leadership and contributions to the development of the Company’s technology.

In addition, effective as of December 22, 2010, Mr. Turner will relinquish his title and duties as Senior Vice President, but will continue to serve as Chief Technology Officer for the Company.  In such role, Mr. Turner will not provide any significant policy making functions, but will lead the Company’s research activities for its hyperthermia and ablation products.  The Corporate Governance and Nominating Committee of the Company’s Board of Directors has determined that, in light of Mr. Turner’s revised duties, he will no longer be designated as an executive officer pursuant to Item 401(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.  The Company looks forward to its continued association with Mr. Turner and to his contributions to the Company’s progress.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: December 23, 2010
By: /s/ Dennis P. Gauger
Name: Dennis P. Gauger
Title: Chief Financial Officer